EXHIBIT 99.1

PRESS RELEASE	June 17, 2019

Century Casinos, Inc. Enters into a Definitive Agreement to Acquire the Operations of Three Casinos from Eldorado Resorts

Acquisition of U.S. Regional Properties Expected to be Immediately Accretive to Earnings with a Pre-Synergy EBITDA Multiple of 4.1x

Colorado Springs, CO – June 17, 2019 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) (“Century Casinos”  or “the Company”), announced today that it has entered into a definitive agreement to acquire the operations of Isle Casino Cape Girardeau (“Cape Girardeau”), Lady Luck Caruthersville (“Caruthersville”) and Mountaineer Casino, Racetrack and Resort (“Mountaineer”) from Eldorado Resorts, Inc. (Nasdaq Capital Market®: ERI) (“Eldorado Resorts”) for approximately $107.0 million.

Simultaneous with the closing of the transaction, VICI Properties Inc. (NYSE: VICI) (“VICI”) will acquire the real estate assets of the three properties for approximately $278.0 million and the Company will enter into a triple net lease agreement with VICI for the three casino properties. The lease will have an initial annual rent of approximately $25.0 million and an initial term of 15 years, with four five-year renewal options. The pro-forma rent coverage ratio at the acquired portfolio level is 2.1x.

The purchase price represents an implied trailing twelve month pro-forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiple of 4.1x for the three casinos. The multiple excludes any potential cost synergies and operational improvements. The acquisition is expected to meaningfully enhance the Company’s free cash flow as well as be immediately accretive to earnings.

The Company will finance the $107.0 million purchase with a new credit facility that is anticipated to be issued by Macquarie Capital. On a pro-forma basis, the Company estimates this will result in total leverage of 3.5x and net leverage of 2.2x. The Company expects to quickly delever given the growth across its existing portfolio, newly acquired properties and the ramp up of Century Mile Racetrack and Casino.

“This transaction further highlights our commitment to enhancing shareholder value,” Erwin Haitzmann, Co-Chief Executive Officer of Century Casinos remarked. “Cape Girardeau, Caruthersville and Mountaineer expand the strategic diversity of Century Casinos with attractive assets in strong, stable markets. The expected increase to our free cash flow will allow us to remain well positioned to reduce leverage and evaluate additional strategic growth opportunities,” Haitzmann concluded.

EXHIBIT 99.1

“The acquisition of the operations of Cape Girardeau, Caruthersville and Mountaineer will transform Century Casinos into a premier regional casino operator in North America,” Peter Hoetzinger, Co-Chief Executive Officer of Century Casinos remarked. “We believe these assets are a great fit for our portfolio and will complement Century Casinos’ expertise in operating small to mid-sized casinos. We are pleased to partner with VICI Properties to structure this transaction in a manner that we expect will be immediately accretive to our operating results,” Hoetzinger concluded.

Isle Casino Cape Girardeau is located in Cape Girardeau, Missouri, approximately 120 miles south of St. Louis, Missouri, overlooking the Mississippi river. The property opened in 2012 and consists of a dockside casino featuring 41,500 square feet of casino space, 863 gaming machines, 20 table games, three dining venues, a pavilion and an entertainment center. The property also includes a wide variety of non-gaming amenities, including an events center.

Lady Luck Caruthersville is a riverboat casino located along the Mississippi river in Caruthersville, Missouri. The property opened in 1995 and consists of a  dockside casino featuring 21,000 square feet of casino space, 507 slot machines, nine table games, two dining venues, a 40,000 square foot pavilion and a 28-space RV park.

Mountaineer Casino, Racetrack and Resort is a hotel, casino, entertainment and live thoroughbred horse racing facility located in New Cumberland, West Virginia, one hour from downtown Pittsburgh, Pennsylvania. The property originally opened in 1951 with the casino opening in 1994 and features a 357-room hotel, approximately 1,486 slot machines, 36 table games, a poker room, a racetrack and five dining venues.

Upon closing this transaction, the Company’s portfolio will increase to 10 casinos in North America that include over 6,700 gaming machines and 150 table games. On a pro-forma trailing twelve-month basis the Company expects to generate 96% of its Adjusted EBITDA* before rent from its North American casinos.

The transaction, which is expected to close in early 2020, is subject to antitrust approval and approvals of the Missouri Gaming Commission and the West Virginia Lottery as well as other customary closing conditions.

Stifel is acting as exclusive financial advisor and Faegre Baker Daniels LLP is acting as legal counsel to the Company in connection with the transaction.

Conference Call Information

Today the Company will post a presentation on the transaction on its website at https://www.cnty.com/investor/presentations/.

The Company will also host a call about the transaction, Monday, June 17th at 9:00 am EDT; 7:00 am MDT, respectively. US domestic participants should dial 844-244-9160. For all international participants, please use 330-931-4670 to dial in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until July 31, 2019 at https://www.cnty.com/investor/presentations/.

EXHIBIT 99.1

Supplemental Information:

The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest net earnings (loss) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items, such as acquisition and disposition costs and gain or loss. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under the generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry.

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Calgary and St. Albert, Alberta, Canada and in Bath, England; and the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada. Through its Austrian subsidiary, Century Resorts Management GmbH (“CRM”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the operator of seven casinos throughout Poland; and, a 75% ownership interest in each of Century Downs Racetrack and Casino in Calgary, Alberta, Canada and Century Bets! Inc. (“CBS”). CBS and CMR operate the pari-mutuel off-track horse betting networks in southern and northern Alberta, respectively. The Company operates six ship-based casinos under agreements with two cruise ship owners. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina. The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

EXHIBIT 99.1

This release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the transaction, as well as Century Casinos’ plans, objectives, expectations, intentions, and other statements relating to cash flow and operating results, a new credit facility and debt repayment. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to the acquisition of the three assets and the integration of the businesses and assets acquired; the possibility that the transaction does not close when expected or at all because required regulatory or other approvals are not received or other conditions to closing are not satisfied on a  timeline basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; the possibility that the anticipated operating results and other benefits of the transaction are not realized when expected or at all; local risks including proximate competition, potential competition, legislative risks, and local relationships; risks associated with increased leverage from the transaction; and other risks described in the section entitled “Risk Factors” under Item 1A in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2018 and in subsequent periodic and current SEC filings the Company may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.